Exhibit_10.3

###COMPANY_LOGO###

###GRANT_DATE###

###PARTICIPANT_NAME###

PERSONAL AND CONFIDENTIAL

BY EMAIL

Dear ###PARTICIPANT_NAME###;

I am pleased to confirm that you have been granted options (the “Options”) to purchase Common Shares of Canopy Growth Corporation (“Canopy Growth”) under Canopy Growth’s Omnibus Incentive Plan (the “Plan”).  This letter sets forth the terms and conditions of the Options, which are as follows:

Number of Common Shares subject to the Options:	###TOTAL_AWARDS### (the “Optioned Shares”)

Date of Grant:	###GRANT_DATE### (the “Grant Date”)

Vesting Start Date:	###VESTSTART_DATE### (the “Vesting Start Date”)

Exercise Price (per share):	###GRANT_PRICE###

Vesting:

The Options will vest and be exercisable in 1/3 of the total grant on the following dates:

###VEST_SCHEDULE_TABLE###

On the last date, all Options will be fully vested and become exercisable.

The term of the Options shall not exceed 6 years from the Date of Grant, after which your right to purchase the Options lapses.  The Options will not vest during any period of notice or pay in lieu of notice in connection with the termination of your employment without cause.  The termination date for the purpose of your entitlement in respect of the Options will be the date that either you or Canopy Growth provide the other with notice of resignation or termination of employment.

Exercise:	The Options shall only be exercisable with respect to vested Optioned Shares.

Expiry Date:	###EXPIRY_DATE###

Confidentiality

The terms of this Options grant are confidential and we expect that you will maintain the confidentiality of the grant and not disclose details to other members of the Canopy Growth team or anyone outside Canopy Growth.

Section 13 of the Plan (Change in Control Provisions) shall not apply to any Awards (including the  Options) granted hereunder unless otherwise determined by the Committee or the Board (as such terms are defined in the Plan); provided, however, that the direct or indirect acquisition by the CBG Group of more than 50% of the combined voting power of Canopy Growth’s then outstanding securities as a result of the CBG Group’s beneficial ownership of common shares of Canopy Growth held as of the close of the private placement transaction with CBG Holdings LLC (“CBG”) to be completed on or around October 31, 2018 (the CBG Closing”), combined with common shares of Canopy Growth acquired by the CBG Group pursuant to the exercise of any or all of its warrants to purchase common shares of Canopy Growth that were held as of the CBG Closing shall not, in any event or circumstance, constitute a “Change in Control” within the meaning of the Plan.  For purposes of this paragraph, “CBG Group” means Greenstar Canada Investment Limited, CBG, and Constellations Brands, Inc. and its respective direct and indirect subsidiaries.

Other than as set out in the preceding paragraph, the Options shall be subject in all respects to the terms and conditions of the Plan, a copy of which you have received, as the same may be amended from time to time.  We encourage you to review the Plan in detail.

As a condition to the grant of your Options, you are required to indicate your agreement to comply with the terms and conditions of the Plan by signing the acknowledgement at the foot of this letter.  Canopy Growth may require, as a condition to the issuance of shares pursuant to the exercise of the Options, that in addition to the exercise price you also pay to Canopy Growth any federal, provincial/state or local withholding taxes required by law to be withheld in respect of the exercise of the Options.

The Options are intended to provide you with an opportunity to share in the potential future growth of Canopy Growth.  It recognizes your value and the significant impact that your ideas, enthusiasm and hard work will have in making Canopy Growth a success.

It is through working together as a team that we can make Canopy Growth a leader in our field.

Yours very truly,

CANOPY GROWTH CORPORATION

By:       ###SIGNATURE###

Name:   David Klein

Title:    CEO

I understand and agree that my Options are subject in all respects to the terms and conditions of the Plan, as the same may be amended from time to time.  I have read, understood and agree to comply with the Plan.

###PARTICIPANT_NAME###	###HOME_ADDRESS###	###ACCEPTANCE_DATE###

Signature	Address	Accepted